Exhibit 10.15

PUT OPTION AGREEMENT

executed by and among

BIDMEX HOLDING, LLC,
As Option Grantee,

and

RECUPERACIÓN DE CARTERAS MEXICANAS, S. DE R.L. DE C.V.,
As Option Grantor,

and

BIDMEX 6, LLC,

and

STRATEGIC MEXICAN INVESTMENT PARTNERS 2, L.P.

and

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.

August     , 2006

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PUT OPTION AGREEMENT

This Put Option Agreement (the “Agreement”) dated as of August     , 2006 is made and entered into by and among:

i)                                         Bidmex Holding, LLC, a Delaware limited liability company (“Grantee”), as the option grantee/holder,

ii)                                      Recuperación de Carteras Mexicanas, S. de R.L. de C.V., a limited liability partnership with variable capital (sociedad de responsabilidad limitada de capital variable) organized and validly existing under the laws of Mexico (“RCM”), as the option grantor,

iii)                                   Bidmex 6, LLC, a Delaware limited liability company (“Bidmex 6”), as the sole parent of RCM,

iv)                                  Strategic Mexican Investment Partners 2, L.P., a Texas limited partnership (“SMIP-2”), as a member of Bidmex 6, and

v)                                     Cargill Financial Services Internacional, Inc. (“Cargill”), as a member of Bidmex 6,

pursuant to the following background, recitals and clauses:

BACKGROUND

1. On the date hereof, Grantee, as purchaser, and each of Strategic Mexican Investment Partners, L.P., a Texas limited partnership (“SMIP”), and Cargill (collectively with SMIP, the “Sellers”), as sellers, along with Bidmex 9, LLC (“Bidmex 9”) and Bidmex 10, LLC (“Bidmex 10”), both Delaware limited liability companies, and certain other Delaware limited liability companies (collectively with Bidmex 9 and Bidmex 10, the “Companies”) entered into that certain interest purchase and sale agreement (the “Interest Purchase and Sale Agreement”), dated as of the date hereof, pursuant to which Sellers sold to Grantee 100% of the Membership Interests in each of the Companies.

2. Bidmex 9, LLC is the owner of Solución de Activos Residenciales, S. de R.L. de C.V. (“SAR”), a limited liability partnership with variable capital (sociedad de responsabilidad limitada de capital variable) organized and validly existing under the laws of Mexico.  SAR is the owner of a residential, Mexican Peso-denominated, non-performing loan portfolio that it purchased from Banco Nacional de

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México, S.A., Integrante del Grupo Financiero Banamex (“Banamex”) on April 19, 2004. SAR purchased the SAR Loans from Banamex under that Agreement of Onerous Assignment of Credits and its Respective Litigation Rights dated as of April 19, 2004. SAR is the owner of the loans described in Schedule “A” hereto(the “SAR Loans”), which are evidenced, mainly, by means of the Loan Agreements, promissory notes and other related documents, and include, without limitation, any and all of the rights arising thereunder, such as the right to collect principal, interest (either ordinary or delinquent interest), any accessories, guaranties, claims, litigation or adjudication rights related thereto and/or anything pertaining to the above, which schedule indicates, for purposes of identification only with respect to each SAR Loan, the relevant debtor’s name, the identification number for the loan used by the Grantee, principal amount due, as well as the put price of each Loan for purpose of the exercise of the Put Option (as defined below).

3. Bidmex 10, LLC is the owner of Solución de Activos Comerciales, S. de R.L. de C.V. (“SAC”), a limited liability partnership with variable capital (sociedad de responsabilidad limitada de capital variable) organized and validly existing under the laws of Mexico.  SAC is the owner of a commercial, Mexican Peso-denominated, non-performing loan portfolio that it purchased from Banco Nacional de Comercio Exterior, S.N.C. (“Bancomext”) on July 19, 2004. SAC purchased the SAC Loans from Bancomext under that Agreement of Onerous Assignment of Credits and its Respective Litigation Rights dated as of July 19, 2004. SAC is the owner of the loans described in Schedule “B” hereto(the “SAC Loans” and together with the SAR Loans, the “Loans”), which are evidenced, mainly, by means of the Loan Agreements, promissory notes and other related documents, and include, without limitation, any and all of the rights arising thereunder, such as the right to collect principal, interest (either ordinary or delinquent interest), any accessories, guaranties, claims, litigation or adjudication rights related thereto and/or anything pertaining to the above, which schedule indicates, for purposes of identification only with respect to each SAC Loan, the relevant debtor’s name, the identification number for the loan used by the Grantee, principal amount due, as well as the put price of each Loan for purpose of the exercise of the Put Option (as defined below).

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4. The Mexican Supreme Court ruled on February 2006 the contradiction of Court decision 71/2005-PS, registered under number 19328, First Court (Primera Sala), Volume XXIII that states the following: “CREDIT INSTITUTIONS.  CONDITIONS FOR ASSIGNEES TO ACCREDIT ITS ACTIVE LEGITIMATION TO PROMOTE ACTIONS DERIVED FROM AN ASSIGNMENT AGREEMENT, IN ACCORDANCE WITH ARTICLE 93 OF THE RELATED LAW.- In terms of the first paragraph of article 93 of the Credit Institutions Law, the National Banking and Securities Commission has authority to issue rules of general means that must be observed by the credit institutions when they assign or discount their portfolio to entities different from Banco de México, other credit institutions or trusts incorporated by the Federal Government for the economic development.  Now then, if it is taken into consideration that within such rules is that providing that the credit institutions shall give notice of the terms and conditions of the transaction to such decentralized organism of the Treasury and Credit Public Ministry, as well as that consistent on obtaining the approval of the assignment or discount of the corresponding portfolio, doubtless that in order for the assignee to be legitimated to promote actions derived from the assignment agreement made in its favor by the credit institution, it does not only has to reliable accredit said agreement, but also the approval of such transaction from said commission” (the “Supreme Court Ruling”).  A complete copy of the Supreme Court Ruling is attached hereto as Schedule “C”.

5. Bidmex 6 is the owner of RCM.

6. SMIP-2 and Cargill are the sole members of Bidmex 6.

7. Bidmex 6, SMIP-2 and Cargill are each a party to this Agreement solely for purposes of causing RCM to comply with this Agreement, and in particular (but without limitation) with Sections 2 and 3 of this Agreement, and for purposes of Section 13 of this Agreement.

RECITALS

I.          Recitals of Option Grantor.  RCM, through its respective representative, hereby represents and warrants to the other parties that:

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(a)                      RCM is a limited liability partnership with Variable capital (sociedad de responsabilidad limitada de capital variable), duly organized and validly existing under the Laws of Mexico and has the requisite power and authority under the Laws of Mexico to conduct the business in which it is engaged, to own, operate, lease, encumber and use its properties and assets that it purports to own or use, and carry on its business as currently conducted.

(b)                         The execution of this Agreement, as well as the performance of RCM’s obligations herein contained (i) are contemplated in RCM’s corporate purpose (objeto social), and (ii) will not violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law.

(c)                          It is RCM’s desire to execute this Agreement, which constitutes a legal, valid and binding obligation of RCM, enforceable against RCM in accordance with its terms.

(d)                         RCM’s legal representative has full authority in order to subscribe this Agreement on behalf of RCM and to bind it to the terms and conditions herein contained, and that, as of the date hereof, such authority has not been limited or revoked in any way whatsoever.

II.          Recitals of Option Grantee.  Grantee hereby represents and warrants to the other parties that:

(a)                          Grantee is a limited liability company, duly organized and validly existing under the Laws of Delaware and has the requisite power and authority under the Laws of Delaware to conduct the business in which it is engaged, to own, operate, lease, encumber and use its properties and assets that it purports to own or use, and carry on its business as currently conducted.

(b)                         The execution of this Agreement, as well as the performance of Grantee’s obligations herein contained (i) are contemplated in Grantee’s purpose (objeto social), and (ii) will not violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law.

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(c)                          It is Grantee’s desire to execute this Agreement, which constitutes a legal, valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms.

(d)                         Grantee’s legal representative has full authority in order to subscribe this Agreement on behalf of Grantee and to bind it to the terms and conditions herein contained, and that, as of the date hereof, such authority has not been limited or revoked in any way whatsoever.

III.        Recitals of Bidmex 6.  Bidmex 6 hereby represents and warrants to the other parties that:

(a)                      Bidmex 6 is a limited liability company, duly organized and validly existing under the Laws of Delaware and has the requisite power and authority under the Laws of Delaware to conduct the business in which it is engaged, to own, operate, lease, encumber and use its properties and assets that it purports to own or use, and carry on its business as currently conducted.

(b)                     The execution of this Agreement, as well as the performance of Bidmex 6’s obligations herein contained (i) are contemplated in Bidmex 6’s purpose, and (ii) will not violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law.

(c)                      It is Bidmex’s desire to execute this Agreement, which constitutes a legal, valid and binding obligation of Bidmex 6, enforceable against Bidmex 6 in accordance with its terms.

(d)                     Bidmex 6’s legal representative has full authority in order to subscribe this Agreement on behalf of Bidmex 6 and to bind it to the terms and conditions herein contained, and that, as of the date hereof, such authority has not been limited or revoked in any way whatsoever.

IV.        Recitals of SMIP-2.  SMIP-2 hereby represents and warrants to the other parties that:

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(a)                      SMIP-2 is a limited partnership, duly organized and validly existing under the Laws of Texas and has the requisite power and authority under the Laws of Texas to conduct the business in which it is engaged, to own, operate, lease, encumber and use its properties and assets that it purports to own or use, and carry on its business as currently conducted.

(b)                     The execution of this Agreement, as well as the performance of SMIP-2’s obligations herein contained (i) are contemplated in SMIP-2’s purpose, and (ii) will not violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law.

(c)                      It is SMIP-2’s desire to execute this Agreement, which constitutes a legal, valid and binding obligation of SMIP-2, enforceable against SMIP-2 in accordance with its terms.

(d)                     SMIP-2’s legal representative has full authority in order to subscribe this Agreement on behalf of SMIP-2 and to bind it to the terms and conditions herein contained, and that, as of the date hereof, such authority has not been limited or revoked in any way whatsoever.

V.         Recitals of Cargill.  Cargill hereby represents and warrants to the other parties that:

(a)                      Cargill is a corporation, duly incorporated and validly existing under the Laws of Delaware and has the requisite power and authority under the Laws of Delaware to conduct the business in which it is engaged, to own, operate, lease, encumber and use its properties and assets that it purports to own or use, and carry on its business as currently conducted.

(b)                     The execution of this Agreement, as well as the performance of Cargill’s obligations herein contained (i) are contemplated in Cargill’s corporate purpose, and (ii) will not violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any applicable Law.

(c)                      It is Cargill’s desire to execute this Agreement, which constitutes a legal, valid and binding obligation of

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Cargill, enforceable against Cargill in accordance with its terms.

(d)                     Cargill’s legal representative has full authority in order to subscribe this Agreement on behalf of Cargill and to bind it to the terms and conditions herein contained, and that, as of the date hereof, such authority has not been limited or revoked in any way whatsoever.

e)                          Cargill has sufficient liquid and unencumbered assets to satisfy its obligations under this Agreement, and will maintain at least such amount of liquid and unencumbered assets (or the right to maintain such assets) until the termination of this Agreement as provided in Section 4 hereof.

VI.           Recitals of the Parties.  The parties recite that:

(a)                      The parties hereby state, through their respective representatives, that they are aware of the content of each and all of the representations and warranties set forth herein.  Likewise they state their respective agreement with such representations and warranties and that it is their express will to subscribe to this Agreement.

(b)                     The parties hereby state, through their respective representatives, that in their capacity as Sellers (or affiliates of the Sellers) of the Companies pursuant to the Interest Purchase and Sale Agreement, Cargill and SMIP-2 have received financial benefits and other good and valuable consideration for entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged by the parties.

By virtue of the foregoing, the parties agree to enter into this Agreement, in accordance with the following:

CLAUSES

Section 1.  Definitions. Capitalized terms used herein (and not defined elsewhere in this Agreement) shall have the meanings set forth below:

“Administrative Expenditures” shall mean any fees and expenses (including without limitation any Taxes, any transfer costs or expenses incurred as a result of the

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transfer of the Loans pursuant to the Put Option and any servicing fees) which SAR or SAC (or any of their affiliates, advisors, agents or representatives) may have incurred (whether or not already paid) from March 1, 2006 to the Put Closing Date, in respect of the corresponding Loans with such fees and expenses being (i) calculated, when applicable as a portion of portfolio fees and expenses, on a pro rata basis with respect to any individual Loan as a fraction of all such Loans for which such fees and expenses were incurred, and (ii) stated in Mexican pesos with any such fees and expenses that may have been incurred in U.S. dollars being converted to Mexican pesos at the Exchange Rate;

“Agreement” has the meaning ascribed thereto in the introductory paragraph hereof;

“Authorized Designee” means the authorized designee of RCM designated by RCM from time to time to be granted authority to act in the name and on behalf of RCM pursuant to the Power of Attorney granted by SAR and/or SAC to such authorized designee pursuant to Section 4, as replaced from time to time upon the instruction of RCM pursuant to Section 4;

“Banking Commission Letter” has the meaning ascribed thereto in Section 4;

“Business Day” means any calendar day that is not Saturday, Sunday or a day on which banking institutions in New York, New York, Waco, Texas or, to the extent applicable, Mexico City, Mexico are authorized or obligated by Law or executive Order to be closed;

“Challenging Proceeding” has the meaning ascribed thereto in Section 2;

“Court” has the meaning ascribed thereto in Section 9(b);

“Dispute” means any controversy, claim, difference or dispute among the parties relating to or associated with this Agreement or arising hereunder other than a Mexican Law Dispute;

“Exchange Rate” means the U.S. dollar/Mexican peso exchange rate used for payment of obligations denominated in foreign currency payable in Mexico published by Mexican Central Bank (Banco de México) in the Federal Official

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Gazette (Diario Oficial de la Federación) (or equivalent daily authoritative public source if the Diario Oficial de la Federación should cease publication or cease publishing exchange rate data) in effect at the close of business on the Business Day immediately preceding the date on which any payment under this Agreement is to be made;

“Exercise Notice” has the meaning ascribed thereto in Section 3;

“Governmental Authority” means any federal, state, local, or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body;

“ICC” has the meaning ascribed thereto in Section 9(a);

“ICC Rules” has the meaning ascribed thereto in Section 9(a);

“Law” means any constitutional provision, statute or other law, rule, regulation, ordinance or interpretation of any Governmental Authority and any Order;

“Loan Agreements” means all the agreements, contracts, promissory notes or other negotiable instruments, guarantees, collateral and any other accessory document or instrument by which residential and/or commercial loans or collection rights are evidenced;

“Loans” has the meaning ascribed thereto in paragraphs 2 and 3 of the “Background” section of this Agreement;

“Mexican Law Disputes” has the meaning ascribed thereto in Section 9(a);

 “Order” means any decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Authority;

“POAs” has the meaning ascribed thereto in Section 3;

“Proceedings” means any notice, claim, assertion, procedure, action, lawsuit, event or proceeding, service of process or diligence filed in court against the debtors to obtain the payment of Loans, regardless of the stage of any such proceeding and/or the parties to the same;

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“Put Closing Date” has the meaning ascribed thereto in Section 3;

“Put Option” has the meaning ascribed thereto in Section 2;

“Put Option Price” has the meaning ascribed thereto in Section 2;

“Revised Ruling” has the meaning ascribed thereto in Section 4;

“Servicing Agreement” means the Servicing Agreement among the Subsidiaries (as such term is defined in the Interest Purchase and Sale Agreement) and FirstCity Mexico, S.A. de C.V.;

“Supreme Court Ruling” has the meaning ascribed thereto in paragraph 4 of the “Background” section of this Agreement;

“Taxes” means any federal, state, local or foreign income, gross receipts, capital gains, franchise, alternative or add-on minimum, estimated, sales, use, goods and services, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, employment, disability, payroll, license, employee or other withholding, contributions or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing;

“Termination Date” has the meaning ascribed thereto in Section 4;

Section 2.  Put Option.  In exchange for Grantee’s payment in the aggregate amount of $MxPs 1,000  to each (in the respective amounts shown in parentheses for each such recipient) of RCM ($MxPs 600), Bidmex 6 ($MxPs 200), SMIP-2 ($MxPs 100), and Cargill ($MxPs 100), as the purchase price for RCM’s grant of the Put Option and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by RCM, RCM hereby grants Grantee a put option as set forth in this Agreement.  If any debtor of a Loan has filed or files a challenge to a Proceeding on or before the earlier of (i) the Termination Date, or (ii) February 1, 2008 (a “Challenging Proceeding”) challenging the Loan based, among any other defense claims, on the nullity of

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any of the assignment agreements referred to in paragraphs 2 and 3 of the “Background” section of this Agreement, with respect to the Supreme Court Ruling, Grantee will have the option (“Put Option”) to sell to RCM, and to require RCM to purchase from SAR or SAC, such corresponding challenged Loan during the term of this Agreement so long as the Challenging Proceeding either (i) remains unresolved, or (ii) is not resolved in Grantee’s favor and Grantee has not reached a settlement agreement with the applicable Loan debtor on all matters related to the Loan other than the Challenging Proceeding.

Upon the exercise of a Put Option with respect to any Loan(s), RCM hereby promises to acquire such Loan(s), subject to the terms and conditions hereof, at a price in Mexican pesos (the “Put Option Price”) equal to the put price (in Mexican pesos) indicated for each Loan in Schedule “A” and Schedule “B” hereof plus the Administrative Expenditures related to such Loan, plus any Taxes (other than Taxes constituting part of the Administrative Expenditures) paid or payable with respect to the cash flow from each Loan, less any cash flow received by Grantee in respect of such Loan.  The right to assert any Put Option shall become effective upon the consummation of the transactions contemplated in the Interest Purchase and Sale Agreement.  Any Put Option must be exercised by Grantee on or before the Termination Date; provided, however, that if the Termination Date is established by reference to the occurrence of February 1, 2008, then the Grantee shall be entitled to deliver an Exercise Notice on or before April 1, 2008 with respect to any Challenging Proceeding arising prior to February 1, 2008.  In the event that any Put Option is not exercised by the Grantee on or prior to April 1, 2008, Grantee will not be entitled to exercise a Put Option regarding any such Loan.

Section 3.  Exercise of the Put Option.

In order for Grantee to exercise the Put Option pursuant to Section 2, Grantee shall timely issue a written notice to RCM (“Exercise Notice”), as provided in Section 2 hereof, together with evidence of the Challenging Proceeding which is the subject matter of the Put Option.

The closing of the sale by SAR or SAC to RCM of the corresponding Loan shall occur on or prior to the date which is twenty (20) Business Days after the date of receipt by RCM of the Exercise Notice (the “Put Closing Date”).  The Put Option Price shall be paid by RCM to Grantee in Mexican pesos by wire transfer of immediately available funds.

Each of the parties hereto shall use its respective best efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or

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advisable, and execute and deliver such documents and other papers, as may be required to carry out any Put Option and consummate and make effective any and all of the Put Options contemplated by this Agreement.

The corresponding Loan must be transferred to RCM, free and clear of any liens whatsoever, (other than liens that were in existence on the date of this Agreement) and RCM will assume, undertake and acquire from SAR or SAC, all and each of their rights with respect to such transferred Loans and all obligations that were in existence on the date of this Agreement.

Each of SAR and SAC must deliver to RCM or its designee all of the documents which SAR or SAC physically possesses in its files with respect to the Loans which are subject to an Exercise Notice.

SAR or SAC shall inform RCM of all and any circumstances of which they have knowledge regarding the Challenging Proceedings of the Loans subject to an Exercise Notice.  If the acts in the Challenging Proceeding require the making of any decisions before the Put Closing Date, SAR or SAC shall make any such decisions in accordance with the reasonable written instructions of RCM, provided that such written instructions do not expose SAR, SAC or their respective affiliates to any liability.  In order to facilitate the procedures concerning notification, notarization and registration, as the case may be, of the assignment subject to this Put Option, SAR or SAC, as the case may be, agrees that it will issue in favor of RCM and of the persons it may designate, the POAs.  The POAs will be valid for the period from the Put Closing Date until the date none of the Loans subject to the Put Option remains outstanding.

SAR or SAC, as the case may be, shall perform all reasonable acts and adopt all reasonable measures necessary for the assignment of Loan(s) to RCM contemplated hereunder becomes effective; provided that the costs of all such acts and measures shall be deemed Administrative Expenditures.  SAR or SAC, as the case may be, must perform all reasonable actions necessary in order for the assignment contemplated hereunder to comply with all the applicable requirements of any Governmental Authority; provided that the costs of all such acts and measures shall be deemed Administrative Expenditures.

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In addition, upon the written request of RCM, SAR or SAC, as the case may be, must execute the additional instruments that serve to evidence this assignment of rights in order to facilitate its registration in the corresponding public registries of property and commerce.  RCM will be responsible for the preparation of such instruments and of the expenses associated (including the expenses derived from the notarization of the same) with their formalization and registry.  The POAs will be limited special and irrevocable powers of attorney in a form reasonably satisfactory to RCM, authorizing RCM or its designee to act in the name and on behalf of SAR or SAC for the purpose of, and to exercise all powers necessary to carry out the intents and purposes of the assignment of the Loans derived from a Put Option (including without limitation actions in respect of real property collateral underlying any such Loan).  The powers of attorney referred to in this paragraph shall be referred to in this Agreement as the “POAs”.

SAR and SAC shall, and shall cause their Affiliates to, maintain in effect the POAs during the time that any of the Loans remains outstanding and shall not revoke or revise the terms of either POA without the express written consent of RCM.  Within three (3) Business Days of its receipt of any written request of RCM to change the Authorized Designee, SAR and SAC shall grant an amended and restated POA to effect same.  Upon the revocation of either of the POAs in accordance with the terms of this Section 3, RCM shall, and shall cause the Authorized Designee to, cease using the name “Solución de Activos Residenciales, S. de R.L. de C.V.” or “Solución de Activos Comerciales, S. de R.L. de C.V.” and shall not take any further action in the name of SAR or SAC.

Therefore, and once a Loan is transferred to RCM, RCM will grant SAR or SAC, as the case may be, or its designees a mandate without representation (mandato sin representación) in order for SAR or SAC or its Authorized Designees to continue handling the corresponding Proceedings in its name but on behalf of RCM, through the POA granted to RCM or its Authorized Designees.  The parties agree that SAR and SAC will not receive any remuneration for the exercise of the mandate.

Section 4.  Term; Termination.  This Agreement shall terminate, without any judicial declaration to such effect upon the earliest of the following dates (the “Termination Date”): (i) February 1, 2008, or (ii) the date that a new

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Supreme Court ruling is released that resolves the issue raised in the Supreme Court Ruling as to the interpretation of Article 93 of the Credit Institutions Law (the “Revised Ruling”); or (iii) the date that the National Banking and Securities Commission resolves the issue raised in the Supreme Court Ruling as to the interpretation of Article 93 of the Credit Institutions Law, by issuing a letter (the “Banking Commission Letter”) confirming and/or ratifying the authorization for Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex and/or Banco Nacional de Comercio Exterior, S.N.C. to assign the Loans as of the dates of execution of the assignment agreements referred to in paragraphs 2 and 3 of the “Background” section of this Agreement or otherwise.  The obligation of RCM to purchase any Loan pursuant to Section 2 shall survive the termination of this Agreement as to any Loan for which an Exercise Notice was submitted by Grantee prior to April 1, 2008.

Section 5.  Notices

(a)           Notices.  Except as expressly otherwise provided herein, all notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent by overnight courier (providing proof of delivery), or via facsimile to the parties at the following addresses (or at such other address for a party as specified by like notice):

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If to RCM, to:

Recuperación de Carteras Mexicanas, S. de R.L. de C.V.

Francisco de Quevedo No. 117 Mezanine

Colonia Arcos Vallarta

44130 Guadalajara, Jalisco

Attention: Enrique Morán

Facsimile:

If to SMIP-2, to:

Strategic Mexican Investment Partners 2, L.P.

c/o FirstCity Mexico, Inc.
6400 Imperial Drive (Delivery only)
P.O. Box 8216
Waco, Texas 76712-8216
Attn:  Legal Department
Facsimile: 254-761-2953

with copy to:

Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
Attn:  Paul H. Amiel
Facsimile:  214-200-0555

If to Cargill, to:

Cargill Financial Services International, Inc.
12700 Whitewater Drive
Minnetonka, Minnesota 55343-9439
Attn:  Adam Bernier
Facsimile:  952-984-3905

with a copy to:

Cargill Financial Services International, Inc.
12700 Whitewater Drive
Minnetonka, Minnesota 55343-9439
Attn:  James D. Dingel
Facsimile:  952-404-6344

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If to Grantee, to:

Bidmex Holding, LLC
c/o FirstCity Mexico, Inc.
6400 Imperial Drive (Delivery only)
P.O. Box 8216
Waco, Texas 76712-8216
Attn:  Legal Department
Facsimile: 254-761-2953

with a copy to:

AIG Global Investment Group
599 Lexington Avenue, 25th Floor
New York, New York 10022
Attn:  Afsar Farman-Farmaian, Esq.,
General Counsel, AIG Capital Recovery Group
Facsimile: 866-729-7836

and

Goodwin Procter LLP
599 Lexington Avenue
New York, NY 10022
Attn:  Andrew Weidhaas/Alyssa Grikscheit
Facsimile:  (212) 355-3333

(a)                                 Change of Domicile.  Each of the parties hereby agrees to immediately notify the other parties hereto, regarding any change of address, telephone number, fax and/or the name of its representative, by any of the means referred to in the preceding paragraph.  As long as the parties do not notify the change of their respective addresses, all notices (including those personally delivered) and other acts, whether part of a proceeding or not, shall be practiced and shall become effective when duly addressed to the intended recipient, at the addresses set forth in this Section 5.

(b)                                Exception for Electronic Devices.  The Parties agree that the notifications to which this Section 5 refers to, shall not be given through electronic, optical or any other technology devices, except for fax, notwithstanding the fact that such devices may be attributable to the Parties, or that these may be consulted subsequently.

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Section 6.  No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties and this Agreement shall not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action or other interest herein.

Section 7.  Amendment and Waiver.  This Agreement may only be amended by means of another written agreement executed by all of the parties hereto.

Section 8.  Governing Law. Any Mexican Law Dispute arising under this Agreement shall be governed by, and construed in accordance with, the Laws of Mexico, Federal District (disregarding the provisions in connection with conflicts of law) and shall be resolved in accordance with Section 9 of this Agreement.  Except as otherwise set forth in the preceding sentence, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America (without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction), and any Dispute hereunder shall be subject to resolution in any court of competent jurisdiction in the State of Delaware.  The provisions of this Section 8 shall survive the termination of this Agreement pursuant to Section 4 hereof.

Section 9.  Arbitration.

(a)                      Submission to Arbitration.  Any controversy, claim, difference or dispute among the parties arising under this Agreement with respect to the validity of the Grantee’s exercise of a Put Option in the context of the applicability of the Revised Ruling or Banking Commission Letter or with respect to the termination Section of this Agreement based on the items (ii) and (iii) of Section 4 collectively, the “Mexican Law Disputes”), which cannot be amicably resolved between the parties hereto shall be finally settled, upon demand by either party hereto, by binding arbitration in Mexico City, the same to be conducted under the auspices of the International Chamber of Commerce (“ICC”) and pursuant to the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) in effect as of the date the dispute is brought to the ICC.

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(b)                     Arbitrators.  There shall be one (1) arbitrator if agreed by the parties hereto or a total of three (3) arbitrators.  RCM, on the one side, and Grantee, on the other side, each shall select one (1) arbitrator within thirty (30) calendar days after delivery of the demand for arbitration.  Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list.  A third (3rd) arbitrator, who shall be the chairman of the arbitral tribunal, shall be appointed by mutual agreement of the two (2) arbitrators so selected.  In the event of the failure of said arbitrators to agree as to the chairman within twenty (20) calendar days after the appointment of the last of said arbitrators, the chairman shall be appointed by the International Court of Arbitration (the “Court”) within fifteen (15) calendar days thereafter.  In the event that RCM, on the one hand, or the Grantee, on the other, as the case may be, fails to nominate an arbitrator pursuant to this Section 9(b), upon request of any other party to the arbitration, such arbitrator shall instead be appointed by the ICC in accordance with Article 9(2) of the ICC Rules within thirty (30) calendar days of receiving such request.  Each arbitrator shall be fluent in English and Spanish.

(c)                      Arbitration Proceedings.  The arbitration proceedings shall be conducted in Spanish, provided that the arbitrators may permit any portion of the proceeding to be conducted in English if this will facilitate the conduct of the arbitration.  The arbitrators shall apply the ICC Rules, and shall specify the same at the commencement of the arbitration.  Documents in English shall be admissible as evidence without need to translate them into Spanish and witnesses who are not native Spanish speakers may render their testimonies in English if they so prefer.

(d)                     Award.  The arbitral award shall be final and binding upon all parties, and not subject to any appeal, to the fullest extent permitted by applicable Law, and shall deal with all matters related to the arbitration proceedings.  The losing party in any arbitration shall bear all costs and

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expenses of the arbitration proceedings and the fees of the arbitral panel but each party shall bear its own legal counsel fees and expenses.  If the arbitral award is a mixed award that grants an award or partial award to more than one party, the arbitrators may in their discretion award costs, including legal fees, to the prevailing party.  Decisions of the arbitrators shall be in writing and shall set forth the reasons therefore and, to the extent applicable, the manner in which the amount of the award was calculated.

(e)                      Enforceability of the Award.  Judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or any order of enforcement thereof.

Section 10.                Counterparts. This Agreement is executed in several counterparts, each of which shall be deemed an original and, jointly, shall constitute one sole instrument.

Section 11.                Severability. In the case that any of the clauses hereof is declared null or, in any other way, ineffective or non-enforceable in accordance with the applicable Law, such provision shall be deemed null exclusively for the effects of such provision, and such declaration of nullity shall not affect in any manner whatsoever the other provisions herein contained, which shall continue to be fully effective and enforceable.

Section 12.                Captions.  The captions contained in this Agreement are for reference and convenience purposes only, and shall not, in any manner whatsoever, affect its construction of interpretation.

Section 13.                Acknowledgment And Indemnity.  Grantee acknowledges that each of Bidmex 6, SMIP-2 and Cargill is a party to this Agreement solely for purposes of allowing or causing RCM to comply with this Agreement, and in particular (but without limitation) with Sections 2 and 3 of this Agreement, and for purposes of this Section 13.  If Grantee delivers an Exercise Notice to RCM in accordance with Section 3 and RCM fails to comply with its obligations under this Agreement, Grantee shall have the right to cause Bidmex 6 and/or SMIP-2 and/or Cargill to cause RCM to comply with this Agreement.  If RCM shall fail to comply with this Agreement

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or all of Bidmex 6, SMIP-2 and Cargill fail to either (i) cause RCM to comply with this Agreement, or (ii) directly purchase from Grantee, in lieu of RCM, any Loan that is the subject of an Exercise Notice on the same terms and conditions that are set forth in this Agreement for RCM to purchase such Loan from Grantee, then each of Bidmex 6, SMIP-2 and Cargill shall indemnify Grantee and hold Grantee harmless from any and all losses liabilities, damages, claims, awards, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) actually suffered or incurred by such person which Grantee incurs as a result of such breach of this Agreement by RCM, including without limitation the payment of the Put Option Price; provided, however, that with respect to their respective indemnification obligations under this Agreement, each of Bidmex 6, SMIP-2 and Cargill shall have the same benefit of all rights and defenses available to RCM under this Agreement.

Section 14.                Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by the parties hereto without the prior written consent of each party; provided, however that Bidmex Holding, LLC may assign its rights, interests and obligations hereunder in connection with a transfer or sale of its interests in SAR and SAC without the prior written consent of the other parties, and this Agreement shall continue in full force and effect following such assignment; and provided further, however, that Cargill may assign its rights, interests and obligations hereunder to Bidmex 6, RCM, or FirstCity Financial Corporation (“FCFC”) or any of FCFC’s affiliates without the prior written consent of the other parties but such assignment shall not terminate or otherwise limit Cargill’s obligations to Grantee hereunder, and this Agreement shall continue in full force and effect following such assignment by Cargill or Bidmex Holding, LLC.  Any assignment in violation of the preceding sentence will be void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS Put Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

GRANTEE:

BIDMEX HOLDING, LLC

By FirstCity Mexico, Inc.,
Its Manager,

By:
Name:
Title:

RCM / OPTION GRANTOR:

RECUPERACIÓN DE CARTERAS MEXICANAS, S. DE R.L. DE C.V.

By:
Name:
Title:

BIDMEX 6, LLC

By FirstCity Mexico, Inc.,
Its Manager,

By:
Name:
Title:

Signature Page to Put Option Agreement

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CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.

By:
Name: Richard Luke Toft
Title: Assistant Vice President

STRATEGIC MEXICAN INVESTMENT PARTNERS 2, L.P.

By FirstCity Mexico, Inc.
Its General Partner,

By:
Name:
Title:

Signature Page to Put Option Agreement

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Schedule “A”

SAR Loans

[NOTE:  All monetary amounts on Schedule A are stated in Mexican Pesos.]

DESCRIBE EACH OF THE ASSIGNED LOANS OF SAR BY IDENTIFYING – DEBTOR NAME, GRANTEE’S IDENTIFICATION NUMBER FOR THE LOAN, PRINCIPAL DUE AMOUNT, AND PUT PRICE

Exhibits to Put Option Agreement

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Schedule “B”

SAC Loans

[NOTE:  All monetary amounts on Schedule B are stated in Mexican Pesos.]

DESCRIBE EACH OF THE ASSIGNED LOANS OF SAC BY IDENTIFYING – DEBTOR, GRANTEE’S IDENTIFICATION NUMBER FOR THE LOAN, PRINCIPAL DUE AMOUNT, AND PUT PRICE

Exhibits to Put Option Agreement

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Schedule “C”

SUPREME COURT RULING

Exhibits to Put Option Agreement